Exhibit 10.1

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is entered into as of February 18, 2016, and amends that certain Forbearance Agreement dated November 24, 2015 (the “Forbearance Agreement”) by and among (i) Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), a Delaware corporation (“Borrower”), (ii) ImPetro Resources, LLC, a Delaware limited liability company (“ImPetro Resources”), (iii) ImPetro Operating, LLC, a Delaware limited liability company (collectively with ImPetro Resources, the “Guarantors” and each a “Guarantor”), and (iv) Independent Bank, a Texas state bank (“Lender”).  Capitalized terms used but not defined herein have the meaning given such terms in the Forbearance Agreement, if defined therein, and if not defined in the Forbearance Agreement, then have the meaning given such terms in the Credit Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Borrower, the Guarantors and the Lender entered into the Forbearance Agreement to set forth certain terms and conditions upon which the Lender would agree to forbear from exercising certain remedies available to it with respect to various Forbearance Defaults described in the Forbearance Agreement, which had occurred in connection with that certain Credit Agreement dated June 27, 2013 between the Borrower and the Lender (as previously amended, the “Credit Agreement”);

WHEREAS, the Forbearance Expiration Date contemplated by the Forbearance Agreement occurred on January 31, 2016, all outstanding principal of and accrued interest on the Note is now due and payable, and the Lender is entitled to exercise its remedies with respect thereto;

WHEREAS, the Borrower and Lilis Energy, Inc. (“Lilis”) have advised the Lender that Lilis desires to purchase the Note and the Lender’s Liens on the Borrower’s property which secure the Note (the “Lilis Sale”), and have requested that the Lender continue to forbear from exercising its remedies until February 26, 2016 to provide additional time for Lilis to facilitate such purchase and related corporate transactions among Lilis and the Borrower; and

WHEREAS, a delinquency charge in the amount of $250,000 is hereby assessed in respect of the past due principal on the Note, and shall be due and payable on the earlier to occur of the closing of the Lilis Sale and February 26, 2016;

NOW, THEREFORE, in consideration of the premises and the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Lender and, as applicable, Lilis agree as follows:

1.           New Definitions.  The following definitions are hereby added to Section 4.1.1 of the Forbearance Agreement, and thereby, also to Section 1.1 of the Credit Agreement, in the proper alphabetical order:

“Critical Default” means any of the following:

(a)           the occurrence of an Event of Default under Section 8.1.4 or Section 8.1.5 of the Credit Agreement;

(b)           the Borrower shall fail to observe or perform any covenant or agreement contained in Section 2.6.2 of the Forbearance Agreement;

(c)           the Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.7 of the Credit Agreement;

(d)           any action, suit or proceeding shall be instituted which (i) relates to the Credit Agreement and names the Lender as a party, or (ii) prohibits or restricts the consummation of the Lilis Sale; or

(e)           any of the conditions to forbearance set forth in paragraph 4 of the First Amendment to Forbearance Agreement shall not be satisfied by the applicable due date therefor.

“First Amendment to Forbearance Agreement” means the First Amendment to Forbearance Agreement dated February 18, 2016 by and among the Borrower, the Guarantors and the Lender, and acknowledged and agreed by Lilis Energy, Inc., amending the Forbearance Agreement.

2.           Section 5.1 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

“5.1         Forbearance.  Subject to the satisfaction of the conditions set forth in Article 6 of this Forbearance Agreement and in paragraph 4 of the First Amendment to Forbearance Agreement, during the Forbearance Period:

5.1.1           The Lender agrees to forbear from exercising its remedies to collect the Obligations or to enforce the Security Documents.

5.1.2           The covenants set forth in Section 7.15 of the Credit Agreement shall be suspended until the Forbearance Expiration Date, as defined below.”

3.           Section 5.6 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

“5.6         Expiration of Forbearance Period.  The Forbearance Period will expire and terminate automatically and without notice upon the earlier to occur of February 26, 2016 or the occurrence of any Critical Default (such earlier date being the “Forbearance Expiration Date”).”

4.           Conditions to Forbearance.  The effectiveness of the agreements of the Lender set forth in Section 5.1 of the Forbearance Agreement is subject to the prior satisfaction of each of the following conditions contemporaneously with the execution and delivery of this Amendment (or such later date as may be specified herein):

(a)           The Lender shall have received a counterpart of this Amendment duly executed by the Borrower, the Guarantors and Lilis.

(b)           The Lender shall have received a payment in immediately available funds in the aggregate amount of $239,243.98, consisting of (i) the $30,000 forbearance restructuring fee contemplated by Section 2.2 of the Forbearance Agreement, (ii) $34,027.78 of non-default interest accrued and accruing through February 26, 2016, (iii) $138,878.47 of default interest, which constitutes one-half of the total amount of default interest accrued and accruing through February 26, 2016, (iv) reimbursement of certain attorneys’ fees and expenses incurred by the Lender of $23,087.73, and (v) reimbursement of professional fees of $13,250.00. The foregoing payment shall be made in full contemporaneously with the execution and delivery of this Amendment, notwithstanding the amendment of the definition of “Forbearance Expiration Date” and the use of such defined term as the deadline for payment that would otherwise apply under Section 2.2 and Section 2.3 of the Forbearance Agreement.  If the Lilis Sale is consummated prior to February 26, 2016, the Borrower will receive a credit with respect to the prepaid interest for the number of days prior to such date that the Lilis Sale was consummated (and the corresponding purchase price of the Note and Liens as part of the Lilis Sale will be reduced accordingly).  As one component of the purchase price for the Note and Liens, upon consummation of the Lilis Sale, Lilis shall pay to the Lender $138,878.47 attributable to the remaining default interest accrued and accruing through February 26, 2016; provided, however, that if the Lilis Sale is consummated prior to February 26, 2016, such amount shall be reduced accordingly.  If for any reason the Lilis Sale is not consummated, the Borrower shall continue to remain liable for the remaining $138,878.47 of default interest accrued and accruing through February 26, 2016, and thereafter, interest shall continue to accrue on the Note in accordance with the terms thereof and of the Credit Agreement and Forbearance Agreement.

(c)           The representations and warranties of the Borrower, the Guarantors and Lilis contained in this Amendment are true and correct in all material respects on and as of the date of this Amendment.

(d)           The consummation of this Amendment does not contravene, violate, or conflict with any Requirements of Law.

(e)           All matters incident to the consummation of this Amendment are satisfactory to the Lender.

5.           Lilis Sale.  As a material inducement to the Lender’s willingness to enter into this Amendment and extend the Forbearance Period under the terms and conditions set forth herein, by its execution hereof, Lilis agrees to use commercially reasonable efforts to consummate the Lilis Sale on or prior to the February 26, 2016.  Lilis acknowledges and agrees that the Lender would not be willing to enter into this Amendment but for Lilis’s agreements set forth in this paragraph 5, and that Lilis will derive material benefit from the extended forbearance period provided herein in conjunction with the proposed Lilis Sale and related corporate transactions among Lilis and the Borrower.

6.           Delinquency Charge.  The Lender hereby imposes on the Borrower a delinquency charge in the amount of $250,000 with respect to the past due principal amount of the Note, which charge shall be payable upon the earlier to occur of February 26, 2016 or the closing date of the Lilis Sale. The Borrower hereby acknowledges its obligation to pay such delinquency charge.  If the Lilis Sale is consummated, an amount equal to such charge shall be included as a component of the total purchase price payable by Lilis for the Note and related Liens.

7.           No Waiver.  No Forbearance Defaults or other Events of Default are being waived hereby, and all such Forbearance Defaults and other Events of Default which exist on the date of this Amendment shall continue to exist unless waived in writing by the Lender after the date of execution of this Amendment.

8.           Representation and Warranties.

(a)           Each of the Borrower and the Guarantors hereby represents and warrants to the Lender, with the intention that the Lender shall rely thereon without any investigation or verification by the Lender or its counsel, that this Amendment has been duly executed and delivered on behalf of the Borrower and the Guarantors, and that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower and the Guarantors.

(b)           Lilis hereby represents and warrants to the Lender, with the intention that the Lender shall rely thereon without any investigation or verification by the Lender or its counsel, that this Amendment has been duly executed and delivered on behalf Lilis, and that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Lilis.

9.           Further Assurances.  The Borrower and the Guarantors hereby agree to execute and deliver any and all documents, instruments and agreements, and to take such other actions, as the Lender may reasonably require to effect the transactions and arrangements contemplated by this Amendment.

10.           Amendments and Waivers.  Any provision of this Amendment may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by each party hereto.  Delivery of an executed counterpart of such written instrument by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

11.           Highest Lawful Interest Rate.  Nothing in the Forbearance Agreement, as amended hereby, shall be construed or interpreted to be in violation of Section 9.2 of the Credit Agreement.

12.           Expenses.  The Borrower agrees to pay the expenses of the Lender incurred in connection with the preparation and negotiation of this Amendment in accordance with Section 9.4 of the Credit Agreement.

13.           Conditions Precedent for the Benefit of Lender.  All of the conditions precedent to the obligations of the Lender set forth in this Amendment are solely for the benefit of the Lender, and no Person other than the Lender may rely thereon or insist on compliance therewith.

14.           GOVERNING LAW.  This Amendment has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas.  This Amendment and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of Texas (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

15.           NO DEFENSES OF BORROWER OR GUARANTORS.  The Borrower and the Guarantors each stipulate, warrant, represent and agree that, as of the date of this Amendment, it has no defenses against its obligations to pay any of the Obligations or to pay its Guaranty, as applicable, or to pay any other amount due and owing to the Lender pursuant to the Loan Documents.  The Borrower and the Guarantors each acknowledge, warrant and agree that the Lender has acted in good faith in all respects as to the Loan Documents and this Amendment, and has conducted in a commercially reasonable manner its relationship with the Borrower and the Guarantors in connection with the Loan Documents and this Amendment, and the Borrower and the Guarantors hereby waive and release any claims to the contrary.

16.           RELEASE OF CLAIMS.  The Borrower and the Guarantors, each for itself, its successors and assigns, and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Lender and its officers, directors, shareholders, employees, agents, counsel, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties have or hereafter may have arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the Forbearance Effective Date if related to the Note, the Credit Agreement or the other Loan Documents (the “Released Claims”), except that the future duties and obligations of the Lender under the Loan Documents and the rights of the Borrower and the Guarantors to their respective funds on deposit with the Lender shall not be included in the term Released Claims.  IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

17.           Access to Counsel; Understanding of Terms; No Commitment to Renew.  By execution of this Amendment, each of the Borrower, the Guarantors and Lilis severally (but not jointly) warrants and represents to the Lender that (i) it was represented by (or had the opportunity to be represented by) counsel of its own selection; (ii) it understands the terms of this Amendment; and (iii) there is no commitment of the Lender or any other party for a renewal, extension, or modification of the Credit Agreement, the Note or the Forbearance Agreement in the future on any terms whatsoever.  This Amendment has been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow this Amendment to be construed against any party because of its role in drafting this Amendment.

18.           Conditions to Effectiveness.  This Amendment shall be effective upon its execution by the Borrower, the Guarantors, the Lender and Lilis and the receipt thereof by the Lender.

19.           Counterparts.  This Amendment may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Amendment.

20.           Effect.  This Amendment is one of the Loan Documents.  Except as expressly provided hereby, the Credit Agreement, the Forbearance Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

[Signature page follows]

21.           ENTIRE AGREEMENT.  THE FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT,  REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

BORROWER:
BRUSHY RESOURCES, INC.

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

GUARANTORS:
IMPETRO RESOURCES, LLC

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	President and Chief Executive Officer

IMPETRO OPERATING, LLC

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

LENDER:
INDEPENDENT BANK

By:	/s/ John E. Davis
Name:	John E. Davis
Title:	Executive Vice President

[Signature pages continue]

Signature Page to Brushy Resources, Inc.
First Amendment to Forbearance Agreement
(Independent Bank)

Executed and agreed for purposes of being bound by the provisions of the foregoing Amendment, including without limitation paragraph 5 thereof:

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
Name:	Abraham Mirman
Title:	Chief Executive Officer

Signature Page to Brushy Resources, Inc.
First Amendment to Forbearance Agreement
(Independent Bank)